UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2015

Rex Energy Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-33610	20-8814402
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

366 Walker Drive State College, Pennsylvania	16801
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (814) 278-7267

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 8, 2015, the Company held the 2015 Annual Meeting at 11:00 a.m. at The Hampton Inn & Suites located at Williamsburg Square, State College, Pennsylvania 16803. As of March 13, 2015, the record date for the 2015 Annual Meeting, there were 55,270,140 shares of common stock issued and outstanding. A quorum of common stockholders, present in person or by proxy, representing 41,485,013 shares of common stock was present at the 2015 Annual Meeting. The final voting results of the 2015 Annual Meeting are set forth below. Each of these items is more fully described in the Company’s proxy statement filed with the Securities and Exchange Commission on March 27, 2015.

Proposal One – Election of Directors

The Company’s common stockholders elected each of the Company’s seven nominees for director to serve a term of one year to expire at the 2016 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified, as set forth below:

NAME	VOTES FOR	VOTES WITHHELD	BROKER NON- VOTES

Lance T. Shaner	25,166,891	1,549,251	14,768,871

Thomas C. Stabley	26,395,933	320,209	14,768,871

John W. Higbee	25,244,320	1,471,822	14,768,871

John A. Lombardi	26,482,967	233,175	14,768,871

Eric L. Mattson	26,431,503	284,639	14,768,871

Todd N. Tipton	26,478,500	237,642	14,768,871

John J. Zak	26,476,584	239,558	14,768,871

Proposal Two – Ratification of the Appointment of Independent Registered Public Accounting Firm

The Company’s common stockholders ratified the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015, as set forth below:

VOTES FOR	VOTES AGAINST	ABSTENTIONS
41,073,962	289,284	121,767

Proposal Three – Advisory Vote on Executive Compensation

The Company’s common stockholders approved the compensation of its named executive officers as described in the Company’s definitive Proxy Statement filed with the Securities and Exchange Commission on March 27, 2015, as set forth below:

VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON- VOTES
26,115,734	371,083	229,325	14,768,871

[Signature page to follow]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

REX ENERGY CORPORATION

By:	/s/ Jennifer L. McDonough
Jennifer L. McDonough
Sr. Vice President, General Counsel and Secretary

Date: May 14, 2015